Exhibit 99.1

News release

TREX COMPANY ANNOUNCES DEPARTURE of chief financial officer

WINCHESTER, Va.--(BUSINESS WIRE)—June 25, 2025-- Trex Company, Inc. (NYSE:TREX), the world’s largest manufacturer of wood-alternative decking and railing and a leader in high-performance, low-maintenance outdoor living products, today announced that Brenda Lovcik has resigned as Senior Vice President and Chief Financial Officer (CFO) to accept a position in Minnesota, near to her family.

“We appreciate Brenda’s contributions to the Trex Company and the financial experience she brought to our organization. Brenda has been a valuable member of our executive leadership team, and we wish her the very best in her future endeavors,” said Bryan Fairbanks, President and Chief Executive Officer (CEO).

Ms. Lovcik will continue to serve as CFO through August 5, 2025, at which time the CFO responsibilities at Trex will be assumed on an interim basis by Bryan Fairbanks. Mr. Fairbanks served as CFO from August 2015 until being named CEO and a member of the Board in April 2020.

Trex is pleased to reiterate its guidance for full year 2025 revenue growth of 5%-7% and Adjusted EBITDA margin to exceed 31% and is on track to achieve its second quarter revenue guidance of $370 million to $380 million.

The company has begun a search to identify the next CFO.

About Trex Company

For more than 30 years, Trex Company [NYSE: TREX] has invented, reinvented and defined the composite decking category. Today, the company is the world’s #1 brand of sustainably made wood-alternative decking, and residential railing, as well as a leader in high performance, low-maintenance outdoor living products. Trex boasts the industry’s strongest distribution network with products sold through more than 6,700 retail outlets across six continents. Through strategic licensing agreements, the company offers a comprehensive outdoor living portfolio that includes deck drainage, flashing tapes, LED lighting, outdoor kitchen components, pergolas, spiral stairs,

Exhibit 99.1

fencing, lattice, cornhole and outdoor furniture – all marketed under the Trex® brand. Based in Winchester, Va., Trex is proud to have been named America’s Most Trusted® Outdoor Decking^ 5 Years in a Row (2021-2025). The company also holds a place on Barron’s list of the 100 Most Sustainable U.S. Companies (2024 and 2025), was named one of America’s Most Responsible Companies 2024 by Newsweek, ranked as one of the 100 Best ESG Companies by Investor’s Business Daily, and named the Sustainable Brand Leader in the decking category by Green Builder Media for the 15th consecutive year. For more information, visit Trex.com. You may also follow Trex on Facebook (trexcompany), Instagram (trexcompany), X (Trex_Company), LinkedIn (trex-company), TikTok (trexcompany), Pinterest (trexcompany) and Houzz (trex-company-inc), or view product and demonstration videos on the brand’s YouTube channel (TheTrexCo).

Forward-Looking Statements

The statements in this press release regarding the Company’s expected future performance and condition constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause the Company’s actual operating results to differ materially. Such risks and uncertainties include, but are not limited to: the extent of market acceptance of the Company’s current and newly developed products; the costs associated with the development and launch of new products and the market acceptance of such new products; the sensitivity of the Company’s business to general economic conditions; the impact of seasonal and weather-related demand fluctuations on inventory levels in the distribution channel and sales of the Company’s products; the availability and cost of third-party transportation services for the Company’s products and raw materials; the Company’s ability to obtain raw materials, including scrap polyethylene, wood fiber, and other materials used in making our products, at acceptable prices; increasing inflation and tariffs in the macro-economic environment; the Company’s ability to maintain product quality and product performance at an acceptable cost; the Company’s ability to increase throughput and capacity to adequately match supply with demand; the level of expenses associated with warranty claims, product replacement and consumer relations expenses related to product quality; the highly competitive markets in which the Company operates; cyber-attacks, security breaches or other security vulnerabilities; the impact of current and upcoming data privacy laws and the EU General Data Protection Regulation and the related actual or potential costs and consequences; material adverse impacts from global public health pandemics and geopolitical conflicts; and material adverse impacts related to labor shortages or increases in labor costs. Documents filed with the U.S. Securities and Exchange Commission by the Company, including in particular its latest annual report on Form 10-K and quarterly reports on Form 10-Q, discuss some of the important factors that could cause the Company’s actual results to differ materially from those expressed or implied in these forward-looking statements. The

Exhibit 99.1

Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Lynn Morgen

Casey Kotary

ADVISIRY Partners

212-750-5800

lynn.morgen@advisiry.com

casey.kotary@advisiry.com